UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2012

BALLY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2012, the Board of Directors of Bally Technologies, Inc. approved an amendment to Article III, Section 14 of the company’s Amended and Restated Bylaws (the “Amendment”) to clarify certain indemnification matters, including (i) that the term “proceeding” includes threatened or pending proceedings as well as other types of hearings and investigations, (ii) that indemnification will be provided in connection with a proceeding initiated by an indemnitee only if the Board approves or ratifies the proceeding unless otherwise required by law, (iii) that an indemnitee will not be indemnified for expenses incurred in defending a proceeding in the indemnitee’s capacity as a stockholder and (iv) that the indemnification rights set forth in the bylaws are not exclusive. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                                 First Amendment to the Amended and Restated Bylaws of Bally Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: May 9, 2012